EXHIBIT 23.1

To the Board of Directors
Tiens Biotech Group (USA), Inc.

Consent of Independent Accountants Tiens Biotech Group (USA), Inc. Audited Financial Statements December 31, 2006, 2005 and 2004.

We consent to the incorporation in the Annual Report of Tiens Biotech Group
(USA), Inc on Form 10-K of our report dated March 19, 2007 on our audits of the financial statements of Tiens Biotech Group (USA), Inc. and Subsidiaries as of December 31, 2006, 2005 and 2004 and for the years then ended, which our reports are incorporated in the Form 10-K.


                                 /S/ Moore Stephens Wurth Frazer and Torbet, LLP
                                 -----------------------------------------------
                                 Moore Stephens Wurth Frazer and Torbet, LLP

                                 Walnut, California

                                 March 29, 2007